AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           REGENCY REALTY CORPORATION



      This corporation was incorporated on July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1003, 607.1004 and 607.1007, Florida Business Corporation Act, amended and restated Articles of Incorporation were approved at a special joint meeting of the directors and shareholders of this corporation on September 29, 1993. The only voting group entitled to vote on the adoption of the Amended and Restated Articles of Incorporation consists of the holders of the corporation's common stock. The number of votes cast by such voting group was sufficient for approval by that voting group. The Amended and Restated Articles of Incorporation adopted by the directors and shareholders contain the following amendments and omit items of historical interest only:

      Article 4 is amended to read as follows:

                                   "ARTICLE 4

                                  CAPITAL STOCK

      Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is twenty-six million (26,000,000) shares (the "Capital Stock") divided into classes as follows:

            (a) One million (1,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section ; and

            (b) Twenty-five million (25,000,000) shares of common stock having a par value of $0.01 per share (the "Common Stock").

All such shares shall be issued fully paid and nonassessable.

      Section 4.2 Preferred Stock. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.

      Section 4.3 Common Stock. Holders of Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled."

      A new Article 5 is added which reads as follows:

                                   "ARTICLE 5

                                 REIT PROVISIONS

     Section 5.1 Definitions. For the purposes of this Article , the following terms shall have the following meanings:

           (a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below.

            (b) "Actual Owner" shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

            (c) "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under
      Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise) and (ii) any future amendment to the Code which has the effect of modifying the ownership rules under
      Section 542(a)(2) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, determine that any reference to a Code section herein shall mean the successor Code section pursuant to such amendment.


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            (e)  "Constructive  Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of Section 318 of the
      Code,   as  modified  by  Section   856(d)(5)  of  the  Code.   The  terms
      "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

            (f) "Existing Holder" shall mean: (i) The Regency Group, Inc., MEP, Ltd., and The Regency Group II, Ltd.; (ii) any Person who is a Beneficial Owner of Capital Stock as a result of attribution of the Beneficial Ownership from any of the Persons identified in clause (i); and (iii) any Person who Acquires Beneficial Ownership from another Existing Holder, except by Acquisition on the open market.

            (g) "Existing Holder Limit" for an Existing Holder shall mean, initially, the percentage by value of the outstanding Capital Stock Beneficially Owned by such Existing Holder at the opening of business on the date after the Initial Public Offering, and after any adjustment pursuant to Section hereof, shall mean such percentage of the outstanding Capital Stock as so adjusted; provided, however, that the Existing Holder Limit shall not be a percentage which is less than the Ownership Limit. Beginning with the date after the Initial Public Offering, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

            (h) "Initial Public Offering" means the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

            (i) "Ownership Limit" shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in Section , shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so adjusted.

            (j) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock.

            (k) "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

            (l) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported


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      sales  price on the New  York  Stock  Exchange  of the  relevant  class of
      Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices of such class of Capital Stock (or, if sales prices are not reported, the average of the closing bid and asked prices) on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.

            (m) "Related Tenant Owner" shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares in all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.

            (n) "Related Tenant Limit" shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.

            (o) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section that it is no longer in the best interest of the Corporation to attempt to, or continue to, qualify as a REIT.

            (p) "Tenant" shall mean any tenant of (i) the Corporation, (ii) a subsidiary of the Corporation which is deemed to be a "qualified REIT subsidiary" under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsidiaries is a partner.

            (q) "Transfer" shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or otherwise; provided, however, that any pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.

      Section 5.2 Restrictions on Transfer. Except as provided in Section 5.11 and Section 5.15, during the period commencing at the Initial Public Offering:

            (a) No Person (other than an Existing Holder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder.

            (b) No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty (30) days following the date such Person becomes a Related Tenant Owner unless such Person ceases to be a Related Tenant Owner before the end of such thirty (30) day period.

            (c) Any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

            (d) Any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall Acquire no rights in such Capital Stock.

            (e) Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

            (f) Any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.

            (g) Any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall Acquire no rights in such Capital Stock.

            (h) Any other Transfer that, if effective, would result in the disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Ownership of Capital Stock shall be void ab initio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.

      Section 5.3       Remedies for Breach.

            (a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, however, in all cases to the provisions of Section .

            (b) Without limitation to Sections and , any purported transferee of shares Acquired in violation of Section and any Person retaining shares in violation of Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares Acquired or retained in violation of Section and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corporation. Such shares shall be deemed a separate class of stock until such time as the shares are sold or redeemed as provided in Section 5.3(c). The holder shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Section . The holder's sole right with respect to such shares shall be to receive, at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section or
      (ii) the Redemption Price pursuant to Section . Any distribution by the Corporation in respect of such shares Acquired or retained in violation of
      Section 5.2 shall be repaid to the Corporation upon demand.

            (c) The Board of Directors shall, within six months after receiving notice of a Transfer that violates Section or a retention of shares in violation of Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemptions) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expenses incurred by the Corporation in connection with such sale, plus (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.

      Section 5.4 Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other


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information as the Corporation may request in order to determine the effect,  if any, of such Transfer, attempted or intended Transfer, or retention, on the Corporation's status as a REIT.

      Section 5.5 Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

            (a) Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another Person, which Person is required to include in its gross income the dividends received on such Capital Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

            (b) Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.

            (c) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

            (d) Nothing in this Section 5.5 or any request pursuant hereto shall be deemed to waive any limitation in Section 5.2.

      Section 5.6 Remedies Not Limited. Except as provided in Section , nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the
Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

      Section 5.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article , including without limitation any definition contained in Section and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it.

      Section 5.8 Modification of Existing Holder Limits. Subject to the provisions of Section , the Existing Holder Limits may be modified as follows:

            (a) Any Existing Holder may Transfer Capital Stock to another Person, and, so long as such Transfer is not on the open market, any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder (but not below the Ownership Limit) and increase the
      Existing Holder Limit for such transferee Existing Holder by the percentage of the outstanding Capital Stock so transferred. The transferor Existing Holder shall give the Board of Directors of the Corporation prompt written notice of any such transfer. Any Transfer by an Existing Holder on the open market shall neither reduce its Existing Holder Limit nor increase the Ownership Limit or Existing Holder Limit of the transferee.

            (b) Any grant of Capital Stock or a stock option pursuant to any benefit plan for directors or employees shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section to permit the Beneficial Ownership of the Capital Stock granted or issuable under such employee benefit plan.

            (c) The Board of Directors may reduce the Existing Holder Limit of any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Article by such Existing Holder on the open market or after the lapse (without exercise) of a stock option described in Section .

            (d) Any Capital Stock issued to an Existing Holder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section to permit the Beneficial Ownership of such Capital Stock.

            (e) Any Capital Stock issued to an Existing Holder in exchange for the contribution or sale to the Corporation of real property, including Capital Stock issued pursuant to an "earn-out" provision in connection with any such sale, shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section to permit the Beneficial Ownership of such Capital Stock.

      Section 5.9 Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Directors may from time to time increase the Ownership Limit.

     Section 5.10 Limitations on Modifications. Notwithstanding any other provision of this Article :

            (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code (taking into account all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.

            (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section or , the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or insure the Corporation's status as a REIT.

            (c) No Existing Holder Limit may be a percentage which is less than the Ownership Limit.

     (d) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.

     Section 5.11 Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit, the Related Party Limit or the Existing Holder Limit, as the case may be, if the ruling or opinion concludes that no Person who is an individual as defined in
Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Capital Stock that will violate the Ownership Limit, Related Tenant Limit, or the applicable Existing Holder Limit, as the case may be.

      Section 5.12 Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles.

      Section 5.13 Termination of REIT Status. The Board of Directors may revoke the Corporation's election of REIT status as provided in Section 856(g)(2) of the Code if, in its discretion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstanding any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 10.

      Section 5.14 Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

     Section 5.15 New York Stock Exchange Transactions. Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange."

     Old Article 5 is renumbered as Article 6.

      A new Article 7 is added which reads as follows:

                                   "ARTICLE 7

                                    DIRECTORS

      Section 7.1 Number. This corporation shall have three directors initially. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be more than fifteen (15) or less than three (3).

      Section 7.2 Classification. The Directors shall be classified into three classes, as nearly equal in number as possible: One class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1994; another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1995; and a third class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1996, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election."

      Old Article 6 is renumbered as Article 8.

      Old Article 8 is renumbered as Article 9.

      Old Article 9 is renumbered as Article 10.

NOW, THEREFORE, incorporating the foregoing amendments, the corporation's Articles of Incorporation are hereby amended and restated to read in their entirety as follows:


                       RESTATED ARTICLES OF INCORPORATION

                                       of

                           REGENCY REALTY CORPORATION


                                    ARTICLE 1

                                NAME AND ADDRESS


      Section 1.2 Address of Principal Office. The address of the principal office of the Corporation is 121 West Forsyth Street, Jacksonville, Florida 32202.

                                    ARTICLE 2

                                    DURATION

      Section 2.1  Duration.  The Corporation shall exist perpetually.

                                    ARTICLE 3

                                    PURPOSES

     Section 3.1 Purposes. This corporation is organized for the purpose of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

                                    ARTICLE 4

                                  CAPITAL STOCK

      Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is twenty-six million (26,000,000) shares (the "Capital Stock") divided into classes as follows:

            (a) One million (1,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section ; and

            (b) Twenty-five million (25,000,000) shares of common stock having a par value of $0.01 per share (the "Common Stock").

All such shares shall be issued fully paid and nonassessable.

      Section 4.2 Preferred Stock. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.

      Section 4.3 Common Stock. Holders of Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.

                                    ARTICLE 5

                                 REIT PROVISIONS

     Section 5.1 Definitions. For the purposes of this Article , the following terms shall have the following meanings:

            (a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below.

            (b) "Actual Owner" shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

            (c) "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under
      Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise) and (ii) any future amendment to the Code which has the effect of modifying the ownership rules under
      Section 542(a)(2) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, determine that any reference to a Code section herein shall mean the successor Code section pursuant to such amendment.

            (e) "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

            (f) "Existing Holder" shall mean: (i) The Regency Group, Inc., MEP, Ltd., and The Regency Group II, Ltd.; (ii) any Person who is a Beneficial Owner of Capital Stock as a result of attribution of the Beneficial Ownership from any of the Persons identified in clause (i); and (iii) any Person who Acquires Beneficial Ownership from another Existing Holder, except by Acquisition on the open market.

            (g) "Existing Holder Limit" for an Existing Holder shall mean, initially, the percentage by value of the outstanding Capital Stock Beneficially Owned by such Existing Holder at the opening of business on the date after the Initial Public Offering, and after any adjustment pursuant to Section hereof, shall mean such percentage of the outstanding Capital Stock as so adjusted; provided, however, that the Existing Holder Limit shall not be a percentage which is less than the Ownership Limit. Beginning with the date after the Initial Public Offering, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

            (h) "Initial Public Offering" means the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

            (i) "Ownership Limit" shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in Section , shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so adjusted.

            (j) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock.

            (k) "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

            (l) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales price on the New York Stock Exchange of the relevant class of Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices of such class of Capital Stock (or, if sales prices are not reported, the average of the closing bid and asked prices) on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.

            (m) "Related Tenant Owner" shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares in all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.

            (n) "Related Tenant Limit" shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.

            (o) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section that it is no longer in the best interest of the Corporation to attempt to, or continue to, qualify as a REIT.

            (p) "Tenant" shall mean any tenant of (i) the Corporation, (ii) a subsidiary of the Corporation which is deemed to be a "qualified REIT subsidiary" under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsidiaries is a partner.

            (q) "Transfer" shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or otherwise; provided, however, that any pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.

      Section 5.2 Restrictions on Transfer. Except as provided in Section 5.11 and Section 5.15, during the period commencing at the Initial Public Offering:

            (a) No Person (other than an Existing Holder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder.

            (b) No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty (30) days following the date such Person becomes a Related Tenant Owner unless such Person ceases to be a Related Tenant Owner before the end of such thirty (30) day period.

            (c) Any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

            (d) Any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall Acquire no rights in such Capital Stock.

            (e) Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

            (f) Any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.

            (g) Any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall Acquire no rights in such Capital Stock.

            (h) Any other Transfer that, if effective, would result in the disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Ownership of Capital Stock shall be void ab initio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.

      Section 5.3       Remedies for Breach.

            (a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, however, in all cases to the provisions of Section .

            (b) Without limitation to Sections and , any purported transferee of shares Acquired in violation of Section and any Person retaining shares in violation of Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares Acquired or retained in violation of Section and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corporation. Such shares shall be deemed a separate class of stock until such time as the shares are sold or redeemed as provided in Section 5.3(c). The holder shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Section . The holder's sole right with respect to such shares shall be to receive, at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section or
      (ii) the Redemption Price pursuant to Section . Any distribution by the Corporation in respect of such shares Acquired or retained in violation of
      Section 5.2 shall be repaid to the Corporation upon demand.

            (c) The Board of Directors shall, within six months after receiving notice of a Transfer that violates Section or a retention of shares in violation of Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemptions) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expenses incurred by the Corporation in connection with such sale, plus (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.

     Section 5.4 Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted or intended Transfer, or retention, on the Corporation's status as a REIT.

      Section 5.5 Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

            (a) Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another Person, which Person is required to include in its gross income the dividends received on such Capital Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

            (b) Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.

            (c) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

            (d) Nothing in this Section 5.5 or any request pursuant hereto shall be deemed to waive any limitation in Section 5.2.

      Section 5.6 Remedies Not Limited. Except as provided in Section , nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the
Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

      Section 5.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article , including without limitation any definition contained in Section and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it.

      Section 5.8 Modification of Existing Holder Limits. Subject to the provisions of Section , the Existing Holder Limits may be modified as follows:

            (a) Any Existing Holder may Transfer Capital Stock to another Person, and, so long as such Transfer is not on the open market, any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder (but not below the Ownership Limit) and increase the
      Existing Holder Limit for such transferee Existing Holder by the percentage of the outstanding Capital Stock so transferred. The transferor Existing Holder shall give the Board of Directors of the Corporation prompt written notice of any such transfer. Any Transfer by an Existing Holder on the open market shall neither reduce its Existing Holder Limit nor increase the Ownership Limit or Existing Holder Limit of the transferee.

            (b) Any grant of Capital Stock or a stock option pursuant to any benefit plan for directors or employees shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section to permit the Beneficial Ownership of the Capital Stock granted or issuable under such employee benefit plan.

            (c) The Board of Directors may reduce the Existing Holder Limit of any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Article by such Existing Holder on the open market or after the lapse (without exercise) of a stock option described in Section .

            (d) Any Capital Stock issued to an Existing Holder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section to permit the Beneficial Ownership of such Capital Stock.

            (e) Any Capital Stock issued to an Existing Holder in exchange for the contribution or sale to the Corporation of real property, including Capital Stock issued pursuant to an "earn-out" provision in connection with any such sale, shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section to permit the Beneficial Ownership of such Capital Stock.

      Section 5.9 Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Directors may from time to time increase the Ownership Limit.

     Section 5.10 Limitations on Modifications. Notwithstanding any other provision of this Article :

          (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code (taking into account all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.

            (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section or , the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or insure the Corporation's status as a REIT.

            (c) No Existing Holder Limit may be a percentage which is less than the Ownership Limit.

     (d) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.

      Section 5.11 Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit, the Related Party Limit or the Existing Holder Limit, as the case may be, if the ruling or opinion concludes that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Capital Stock that will violate the Ownership Limit, Related Tenant Limit, or the applicable Existing Holder Limit, as the case may be.

      Section 5.12 Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles.

      Section 5.13 Termination of REIT Status. The Board of Directors may revoke the Corporation's election of REIT status as provided in Section 856(g)(2) of the Code if, in its discretion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstanding any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 10.

      Section 5.14 Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

      Section 5.15 New York Stock Exchange Transactions. Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                                    ARTICLE 6

                       INITIAL REGISTERED OFFICE AND AGENT

      Section 6.1 Name and Address. The street address of the initial registered office of the Corporation is 121 West Forsyth Street, Jacksonville, Florida 32202, and the name of the initial registered agent of this Corporation at that address is Robert L. Miller.

                                    ARTICLE 7

                                    DIRECTORS

      Section 7.1 Number. This corporation shall have three directors initially. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be more than fifteen (15) or less than three (3).

      Section 7.2 Classification. The Directors shall be classified into three classes, as nearly equal in number as possible: One class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1994; another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1995; and a third class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1996, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.


                                    ARTICLE 8

                                     BYLAWS

      Section 8.1 Bylaws. The initial Bylaws of the Corporation shall be adopted by the Board of Directors. Bylaws may be amended or repealed from time to time by either the Board of Directors or the shareholders, but the Board of Directors shall not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board of Directors.

                                    ARTICLE 9

                                 INDEMNIFICATION

      Section 9.1 Indemnification. The Board of Directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

                                   ARTICLE 10

                                    AMENDMENT

      Section 10.1 Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.


      IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles this 1st day of October, 1993.


                               /s/ Martin E. Stein
                                          Martin E. Stein, Jr., President
\LYK\REIT\RESTART.11|08/12/96 10:37AM|99020/000|JAXC00|VEB:kmh

                              ARTICLES OF AMENDMENT
                                       OF
                           REGENCY REALTY CORPORATION
     (To create a class of special common stock ("Special Common Stock"))


      This corporation was incorporated on July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, an amendment to the Articles of Incorporation, as amended and restated on October 4, 1993, was approved by the Board of Directors at meetings held on July 31, 1995 and October 23, 1995 and adopted by the shareholders of the corporation at a special meeting on November 21, 1995. The voting groups entitled to vote on the adoption of the amendment to the Articles of Incorporation were the holders of common stock and Series A 8% Cumulative Convertible Preferred Stock, with (i) the holders of common stock and Series A 8% Cumulative Convertible Preferred Stock voting together as a class and (ii) the holders of common stock voting separately as a class. The number of votes cast by each voting group was sufficient for approval by that voting group. The following provisions of the Articles of Incorporation be and they hereby are amended in the following particulars:

      Section 4.1 is amended to read as follows:

            "Section 4.1 Authorized Capital. The maximum number of shares of stock which the corporation is authorized to have outstanding at any one time is thirty-six million (36,000,000) shares (the "Capital Stock") divided into classes as follows:

                  (a) One million (1,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in
            Section 4.2;

                  (b) Twenty-five  million  (25,000,000) shares of voting common stock  having a par value of $0.01 per share (the  "Common  Stock");
            and

                  (c) Ten million  (10,000,000)  shares of common stock having a par value of $0.01 per share (the "Special Common Stock") and which may be issued in one or more classes or series as further described in Section 4.4.

      All such shares shall be issued fully paid and non-assessable."

      Section 4.3 is amended to read as follows:

     "Section 4.3 Voting Common Stock. Holders of Voting Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of
                                  A-1

      Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled."

      New Section 4.4 is added as follows:

            "Section 4.4 Special Common Stock. The Board of Directors is authorized to provide for the issuance of the Special Common Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the limitations and relative rights of each class and each series. Each class or series of Special Common Stock (1) shall bear dividends, pari passu with dividends on the Common Stock, in such amount as the Board of Directors shall determine, (2) shall vote together with the Common Stock, and not separately as a class except where otherwise required by law, on all matters on which the Common Stock is entitled to vote, unless the Board of Directors determines that any such class or series shall have limited voting rights or shall not be entitled to vote except as otherwise required by law, (3) may be convertible or redeemable on such terms as the Board of Directors may determine, and (4) may have such other relative rights and limitations as the Board of Directors is allowed by law to determine."

      IN WITNESS WHEREOF, the undersigned Executive Vice President of this corporation has executed these Articles of Amendment this 13th day of December, 1995.



                                      /s/ Bruce M. Johnson
                                    Bruce M. Johnson, Executive Vice President

  ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                                       of

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND
                                 LIMITATIONS OF

                         CLASS B NON-VOTING COMMON STOCK
                                 $0.01 PAR VALUE
                                ---------------

                       Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act

                               ----------------

     The undersigned, Bruce M. Johnson, the Executive Vice President of Regency Realty Corporation, a Florida corporation (the "Corporation"),

     DOES HEREBY CERTIFY:

      That, pursuant to the authority expressly conferred upon the Board of Directors by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act, the Board of Directors, at meetings duly held on October 23, 1995 and December 14, 1995, duly adopted the following resolution providing for an issue of a class of the Corporation's Special Common Stock to be designated Class B Special Common Stock, $0.01 par value. Shareholder action was not required with respect to such Designation.

      "RESOLVED, that pursuant to the authority expressly granted to the Corporation's Board of Directors by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, the Board of Directors hereby establishes a class of the Corporation's Special Common Stock, $0.01 par value per share, and hereby fixes the designation, the number of shares and the relative rights, preferences and limitations thereof as follows:

            1. Designation. The designation of the class of Special Common Stock created by this resolution shall be Class B Non-Voting Convertible Common Stock, $0.01 par value (hereinafter referred to as "Class B Common Stock"), and the number of shares constituting such class shall be two million five hundred thousand (2,500,000) shares.

            2.    Dividend Rights.

                  (a) Subject to the rights of classes or series of Preferred Stock now in existence or which may from time to time come into existence, the holders of shares of Class

B Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets legally available therefor, pari passu with any dividend (payable other than in voting common stock of the Corporation (hereinafter referred to as the "Common Stock")) on the Common Stock of the Corporation, in the amount per share equal to the Class B Dividend Amount, as in effect from time to time. The initial per share Class B Dividend Amount per annum shall be equal to $1.9369. Each calendar quarter hereafter (or if the Original Issue Date is not on the first day of a calendar quarter, the period beginning on the date of issuance and ending on the last day of the calendar quarter of issuance) is referred to hereinafter as a "Dividend Period." The amount of dividends payable with respect to each full Dividend Period for the Class B Common Stock shall be computed by dividing the Class B Dividend Amount by four. The amount of dividends on the Class B Common Stock payable with respect to the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed ratably on the basis of the actual number of days in such Dividend Period. In the event of any change in the quarterly cash dividend per share applicable to the Common Stock after the date of these Articles of Amendment, the quarterly cash dividend per share on the Class B Common Stock shall be adjusted for the same dividend period by an amount computed by (1) multiplying the amount of the change in the Common Stock dividend (2) times the Conversion Ratio (as defined in Section ).

                  (b) In the event the Corporation shall declare a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Corporation or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase capital stock or evidences of indebtedness in the Corporation or other persons, then, in each such case for the purpose of this Section , the holders of the Class B Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Class B Common Stock are or would be convertible (assuming such shares of Class B Common Stock were then convertible).

            3. Liquidation Preference. The holders of record of Class B Common Stock shall not be entitled to any liquidation preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of Class B Common Stock shall be treated pari passu with the holders of record of Common Stock, with each holder of record of Class B Common Stock being entitled to receive that amount which such holder would be entitled to receive if such holder had converted all its Class B Common Stock into Common Stock immediately prior to the liquidating distribution in question.

            4.    Conversion.

                  (a) Conversion Date and Conversion Ratio. Beginning on the three-year anniversary date of the Original Issue Date thereof (the "Third Anniversary"), the holders of shares of Class B Common Stock shall have the right, at their option, at any time and from time to time, to convert each such shares into 1.1901872 (hereinafter referred to as "Conversion Ratio", which shall be subject to adjustment as hereinafter provided) shares of fully paid and nonassessable shares of Common Stock; provided, however, that no holder of Class B Common

Stock shall be entitled to convert shares of Class B Common Stock into Common Stock pursuant to the foregoing provision, if, as a result of such conversion such person (x) would become the Beneficial Owner of more than 4.9% of the Corporation's outstanding Common Stock (the "Percentage Limit"), or (y) would acquire upon such conversion during any consecutive three-month period more than 495,911 shares of Common Stock (the "Share Limit," which shall be subject to adjustment as hereinafter provided). Beneficial Owner shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor provision thereto). Notwithstanding the foregoing, such conversion right may be exercised from time to time after the Third Anniversary irrespective of the Percentage Limit or the Share Limit (and no conversion limit shall apply) as follows:

            (A) If the holder duly exercises piggyback registration rights in connection with an underwritten public offering pursuant to a Registration Rights Agreement executed by the Corporation on August 25, 1995, the holder shall be entitled to convert shares of Class B Common Stock effective at the closing of the offering in an amount sufficient to enable the holder to honor its sale obligations to the underwriters at such closing, even though the amount so converted exceeds the Percentage Limit or the Share Limit; and

            (B) If (x) the holder arranges for the sale of Common Stock issuable upon conversion of Class B Common Stock in a transaction that complies with applicable securities laws and with the Corporation's Amended and Restated Articles of Incorporation as then in effect which transaction will not be effected on a securities exchange or through an established quotation system or in the over-the-counter market, and (y) the holder provides the Corporation with copies of written documentation relating to the transaction sufficient to enable the Corporation to determine whether the transaction meets the requirements of the preceding clause, the holder shall be entitled to convert shares of Class B Common Stock effective at the closing of the sale in an amount sufficient for the holder to effect the transaction at such closing, even though the amount so converted exceeds the Percentage Limit or the Share Limit.

      In addition, notwithstanding the foregoing, the conversion right set forth above may be exercised without regard to the Percentage Limit or the Share Limit (and no conversion limit shall apply) before the Third Anniversary if one of the following conditions has occurred:

                              (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under (1) all mortgage indebtedness of the Corporation and its consolidated entities and
      (2) unsecured indebtedness of the Corporation and its consolidated entities for money borrowed that has not been made generally subordinate to any other indebtedness for borrowed money of the Corporation or any consolidated entity exceeds sixty five percent (65%) of the amount arrived at by (A) taking the Corporation's consolidated gross revenues less property-related expenses, including real estate taxes, insurance, maintenance and utilities, but excluding depreciation, amortization and corporate general and administrative expenses, for the quarter in question and the immediately preceding quarter, (B) multiplying the amount in clause A by two (2), and (C) dividing the resulting product in clause B by nine percent (9%) (all as such items of indebtedness, revenues and expenses are reported in consolidated financial statements contained in the Corporation's Form 10-Ks and Form 10-Qs as filed with the Securities and Exchange Commission); or

     (ii) In the event that (1) Martin E. Stein, Jr. has ceased to be an executive officer of the Corporation, or (2) Bruce M. Johnson and any one of (a) Richard E. Cook, (b) Robert C. Gillander, Jr. or (c) James D. Thompson have ceased to be executive officers of the Corporation, or (3) all of Richard E. Cook, Robert C. Gillander, Jr., and James. D. Thompson have ceased to be executive officers of the Corporation; or

     (iii) If (A) the Corporation shall be party to, or shall have announced or entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing being referred to herein as a "Transaction")), in each case as a result of which shares of Common Stock shall have been or will be converted into the right to receive stock, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Common Stock immediately prior to the Transaction owning less than 50% of the Common Stock after the Transaction, or
(B) a "change of control" as defined in the next sentence occurs with respect to the Corporation. A change of control shall mean the acquisition (including by virtue of a merger, share exchange or other business combination) by one stockholder or a group of stockholders acting in concert of the power to elect a majority of the Corporation's board of directors. The Corporation shall notify the holder of Class B Common Stock promptly if any of the events listed in this Section shall occur.

     Calculations set forth in Section shall be made without regard to unconsolidated indebtedness incurred as a joint venture partner, and the effect of any unconsolidated joint venture, including any income from such unconsolidated joint venture, shall be excluded for purposes of the calculation set forth in Section .

                  (b) Procedure for Conversion. In order to convert shares of Class B Common Stock into Common Stock, the holder thereof shall surrender the certificate(s) therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of any transfer agent for the Class B Common Stock, or if there is no such transfer agent, at the principal offices of the Corporation, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at said office a certificate or certificates for the number of shares of Common Stock issuable upon conversion of the shares of Class B Common Stock duly surrendered for conversion, to the person(s) entitled to receive the same. Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business on the date on which the certificates therefor and notice of election to convert the same are duly received by the Corporation in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Stock as of the close of business on such date.

                  (c) No Fractional Shares. No fractional shares shall be issued upon conversion of the Class B Common Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (d) Payment of Adjusted Accrued Dividends Upon Conversion. On the next dividend payment date (or such later date as is permitted in this Section following any conversion hereunder, the Corporation shall pay in cash Adjusted Accrued Dividends (as defined below) on shares of Class B Common Stock so converted. The holder shall be entitled to receive accrued and unpaid dividends accrued to and including the conversion date on the shares of Class B Common Stock converted (assuming that such dividends accrue ratably each day that such shares are outstanding), less an amount equal to the pre-conversion portion of the dividends paid on the shares of Common Stock issued upon such conversion the record date for which such Common Stock dividend occurs on or after the conversion date but before the three-month anniversary date of the conversion date (the "Subsequent Record Date"). The pre-conversion portion of such Common Stock dividend means that portion of such dividend as is attributable to the period ending on the conversion date, assuming that such dividend accrues ratably during the period that (i) begins on the day after the last Common Stock dividend record date occurring before such Subsequent Record Date and (ii) ends on such Subsequent Record Date. The term "Adjusted Accrued Dividends" means the amount arrived at through the application of the foregoing formula. Adjusted Accrued Dividends shall not be less than zero. The formula for Adjusted Accrued Dividends shall be applied to effectuate the Corporation's intent that the holder converting shares of Class B Common Stock to Common Stock shall be entitled to receive dividends on such shares of Class B Common Stock up to and including the conversion date and shall be entitled to the dividends on the shares of Common Stock issued upon such conversion which are deemed to accrue beginning on the first day after the conversion date, but shall not be entitled to dividends attributable to the same period for both the shares of Class B Common Stock converted and the shares of Common Stock issued upon such conversion. The Corporation shall be entitled to withhold (to the extent consistent with the intent to avoid double dividends for overlapping portions of Class B Common Stock and Common Stock dividend periods) the payment of Adjusted Accrued Dividends until the Common Stock dividend declaration date for the applicable Subsequent Record Date, even though such date occurs after the applicable dividend payment date with respect to the Class B Common Stock, in which event the Corporation shall mail to each holder who converted Class B Common Stock a check for the Adjusted Accrued Dividends thereon within five (5) business days after such Common Stock dividend declaration date. Adjusted Accrued Dividends shall be accompanied by an explanation of how such Adjusted Accrued Dividends have been calculated. Adjusted Accrued Dividends shall not bear interest.

            5.    Adjustments.

                  (a) In the event the Corporation shall at any time (i) pay a dividend or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio and the Share Limit shall be adjusted on the effective date of the dividend, distribution, subdivision or combination by multiplying the Conversion Ratio or the Share Limit (as the case may be) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision or combination.

                  (b) Whenever the Conversion Ratio and the Share Limit shall be adjusted as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Class B Common Stock a notice stating that the Conversion Ratio and the Share Limit has been adjusted and setting forth the adjusted Conversion Ratio and the Share Limit, together with an explanation of the calculation of the same.

                  (c) If the Corporation shall be party to any Transaction in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of each share of Class B Common Stock shall have the right, after such Transaction to convert such share pursuant to the conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such share of Class B Common Stock immediately prior to such Transaction. The Corporation shall not be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section , and it shall not consent to or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common Stock, thereby enabling the holders of the Class B Common Stock to receive the benefits of this Section and the other provisions of these Articles of Amendment. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section . The provisions of this Section shall similarly apply to successive Transactions. In the event that the Corporation shall propose to effect any Transaction which would result in an adjustment under Section , the Corporation shall cause to be mailed to the holders of record of Class B Common Stock at least 20 days prior to the applicable date hereinafter specified a notice stating the date on which such Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Transaction.

            6.    Other.

                  (a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the maximum number of shares of Common Stock issuable upon the conversion of all shares of Class B Common Stock then outstanding and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (b) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Class B Common Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Class B Common Stock or any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted are registered, and the Corporation shall not be required to transfer any such shares of Class B Common Stock or to issue or deliver any such shares of Common Stock unless and until the person(s) requesting such transfer or issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                  (c) The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out of all the provisions of these Articles of Amendment and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Class B Common Stock against impairment.

                  (d) Holders of Class B Common Stock shall be entitled to receive copies of all communications by the Corporation to its holders of Common Stock, concurrently with the distribution to such shareholders.

            7. Voting Rights. The holders of record of Class B Common Stock shall not be entitled to vote on any matter on which the holders of record of Common Stock are entitled to vote, except where a separate vote of the Class B Common Stock is required by law.

     8. Reacquired Shares. Shares of Class B Common Stock converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Non-Voting Common Stock without designation as to class or series.

      IN WITNESS WHEREOF, the undersigned Executive Vice President of this Corporation has executed these Articles of Amendment this 20th day of December, 1995.



                                    /s/ Bruce M. Johnson
                                    Bruce M. Johnson, Executive Vice President

                              ARTICLES OF AMENDMENT
                                       OF
                           REGENCY REALTY CORPORATION
        (To increase the authorized number of shares of preferred stock)


      This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, an amendment to the Articles of Incorporation, as amended and restated on October 4, 1993, was approved by the Board of Directors at meetings held on July 31, 1995 and October 23, 1995 and adopted by the shareholders of the corporation on March 20, 1996. The voting groups entitled to vote on the adoption of the amendment to the Articles of Incorporation were the holders of common stock and Series A 8% Cumulative Convertible Preferred Stock, with (i) the holders of common stock and Series A 8% Cumulative Convertible Preferred Stock voting together as a class and (ii) the holders of common stock voting separately as a class. The number of votes cast by each voting group was sufficient for approval by that voting group. The following provisions of the Articles of Incorporation be and they hereby are amended in the following particulars:

      Section 4.1 is amended to read as follows:

            "Section 4.1 Authorized Capital. The maximum number of shares of stock which the corporation is authorized to have outstanding at any one time is forty-five million (45,000,000) shares (the "Capital Stock") divided into classes as follows:

                  (a) Ten million  (10,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 4.2;

                  (b) Twenty-five  million  (25,000,000) shares of voting common stock  having a par value of $0.01 per share (the  "Common  Stock");
            and

                  (c) Ten million  (10,000,000)  shares of common stock having a par value of $0.01 per share (the "Special Common Stock") and which may be issued in one or more classes or series as further described in Section 4.4.

      All such shares shall be issued fully paid and non-assessable."

      IN WITNESS WHEREOF, the undersigned Executive Vice President of this corporation has executed these Articles of Amendment this 7th day of June, 1996.



                                     /s/ Bruce M. Johnson
                                    Bruce M. Johnson, Executive Vice President